Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2025, with respect to the consolidated financial statements of Urgent.ly Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2024. Our audit report includes an explanatory paragraph relating to Urgent.ly Inc.’s ability to continue as a going concern.

/s/ CohnReznick LLP

Tysons, Virginia

March 14, 2025